POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

         WHEREAS, AT&T CORP., a New York corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement or registration statements with respect to up to 2 million shares of Liberty Media Group Class A Common Stock to be offered under the AT&T Long Term Savings Plan for Management Employees, AT&T Long Term Savings and Security Plan, AT&T Retirement Savings and Profit Sharing Plan, AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan and AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees; and

         WHEREAS, the undersigned is both a director and an officer of the Company, as indicated below his signature:

         NOW, THEREFORE, the undersigned hereby constitutes and appoints M. J. WASSER and E. M. DWYER, and each of them, as attorneys for him and in his name, place and stead, and in his capacity as an officer of the Company, to execute and file any such registration statement with respect to the above-described common shares, and thereafter to execute and file any amended registration statement or statements with respect thereto or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 18th day of September, 1999.


                                  /s/   D. E. Somers
                                  -------------------------
                                  By:   D. E. Somers
                                        Senior Executive Vice President
                                          and Chief Financial Officer